                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form 10-Q  File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------

                            (Thousands of Dollars)

                                                                               Twelve Months Ended
                                                                           --------------------------
Line                                                                       September 30,  December 31,
 No.                                                                           1997           1996
----                                                                       ------------   -------------
  1  Net income                                                              $  530,373    $  743,368
                                                                             ----------    ----------
  2  Net provisions for income taxes and investment tax credits deferred
  3     charged to-
  4        Operations                                                        $  377,690    $  462,402
  5        Other income                                                         (11,322)       (7,385)
                                                                             ----------    ----------
  6                                                                          $  366,368    $  455,017
                                                                             ----------    ----------

  7  Fixed charges-
  8    Interest on debt                                                      $  496,655    $  523,310
  9    Estimated interest component of nuclear fuel and
 10       other lease payments, rentals and other interest                       70,251        70,666
 11    Amortization of debt discount, premium and expense                        21,865        21,151
 12    Preferred securities dividend requirements of subsidiary trusts           25,673        16,960
                                                                             ----------    ----------
 13                                                                          $  614,444    $  632,087
                                                                             ----------    ----------

 14  Preferred and preference stock dividend requirements-
 15    Provisions for preferred and preference stock dividends               $   61,467    $   64,424
 16    Taxes on income required to meet provisions for
 17      preferred and preference stock dividends                                40,165        42,150
                                                                             ----------    ----------
 18                                                                          $  101,632    $  106,574
                                                                             ----------    ----------
 19  Fixed charges and preferred and preference stock
 20    dividend requirements                                                 $  716,076    $  738,661
                                                                             ----------    ----------
 21  Earned for fixed charges and preferred and preference stock
 22    dividend requirements                                                 $1,511,185    $1,830,472
                                                                             ----------    ----------
 23  Ratios of earnings to fixed charges (line 22 divided by line 13)              2.46          2.90
                                                                                   ====          ====
 24  Ratios of earnings to fixed charges and preferred and preference
 25    stock dividend requirements (line 22 divided by line 20)                    2.11          2.48
                                                                                   ====          ====